EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2001 and February 15, 2002 appearing on page F-1 of the EMB Corporation Annual Report on Form 10-KSB/A for the year ended September 30, 2001.


/s/ Kabani & Company, Inc.
--------------------------
Kabani and Company, Inc.
Certified Public Accountants

Fountain Valley, California
May 8, 2002